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                                                                          Draft
                                                                          6/5/00

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 6, 2000



                           BENTON OIL AND GAS COMPANY
             (Exact name of registrant as specified in its charter)



   Delaware                     1-10762                     77-0196707
(State or other               (Commission               (IRS Employer
jurisdiction of               File Number)              Identification No.)
incorporation)



                       6267 Carpinteria Avenue, Suite 200
                          Carpinteria, California 93013
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (805) 566-5600

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ITEM 5. OTHER EVENTS.

         Attached hereto as Appendix A and incorporated herein by this reference is the Company's press release related to the appointment of Dr. Peter J. Hill as President and Chief Executive officer effective July 10, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statement of Businesses Acquired.

         None.

(b)      Pro Forma Financial Information.

         None.

(c)      Exhibits.

         10.20 Employment Agreement between the Company and Dr. Peter J. Hill effective July 10, 2000.

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of June, 2000.

                                               BENTON OIL AND GAS COMPANY


                                               By:  /s/ Michael B. Wray
                                                  ----------------------------
                                                    Michael B. Wray
                                                    Director and Acting Chief
                                                      Executive Officer

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                                   APPENDIX A

              BENTON OIL AND GAS COMPANY APPOINTS DR. PETER J. HILL
                  AS NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

(For Immediate Release)

CARPINTERIA, California - June 2, 2000 - The Board of Directors of Benton Oil and Gas Company (NYSE: BNO) today announced that Dr. Peter J. Hill will assume the posts of President and Chief Executive Officer, effective July 10, 2000. Dr. Hill will succeed Bruce M. McIntyre and Michael B. Wray, who have co-chaired the Office of the Chief Executive since August 1999.

"On behalf of our Board of Directors and employees, we are pleased to welcome Dr. Hill to the Company," stated Messrs. McIntyre and Wray. "His broad experience in the international oil and gas industry, both in hands-on operations and in senior corporate management, makes an excellent fit with our activities. We look forward to having his leadership to guide the Company."

Dr. Hill, a geologist, spent 22 years with British Petroleum in a range of senior positions in Australia, Egypt, New Zealand, the North Sea and South America. He was Chief Geologist of the BP Group, and from 1989 to 1990 sat on the BP Executive Committee as General Manager Human Resources and Chief of Staff. In 1990, he was appointed President, BP Venezuela and Regional Director-Central and South America, a position he held for four years. During this period, Dr. Hill led a joint study with PDVSA, the Venezuelan state oil company, of the hydrocarbon potential of Venezuela and helped create Venezuela's field reactivation bidding program. Benton Oil and Gas Company's South Monagas Unit operating service agreement is a product of the reactivation program.

Dr. Hill left BP in 1994. After spending a year with Ranger Oil as General Manager Exploration and New Ventures, Dr. Hill joined Deminex as Managing Director responsible for that company's worldwide exploration and production activities, which included projects in Russia and Venezuela. In January 1998, he joined Hardy Oil & Gas in London as Chief Operating Officer and Executive Director, where he was instrumental in Hardy's merger with British Borneo in late 1998. Dr. Hill served as British Borneo's Technical Director until its acquisition by AGIP, the Italian national oil company.

Dr. Hill, who is married and has three children, currently resides in London. He will join the Company effective July 10, and will be nominated for election to the Company's Board of Directors. In accordance with this schedule, the Company's annual meeting will be held Friday, July 21, 2000, and the record date is set for June 2, 2000.

Dr. Hill stated, "Benton Oil and Gas Company has successfully weathered a difficult period for the industry and the Company and is now positioned to resume its growth program. While it has challenges to overcome in the near future, I believe that the Company has exciting opportunities

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over the next several years and look forward to capitalizing on those opportunities and translating them into increased shareholder value."

Benton Oil and Gas Company, headquartered in Carpinteria, California, is an independent oil and gas exploration and development company with principal operations in Venezuela and Russia.

CONTACT:
Shimmerlik Corporate Communications, Inc.
Warren M. Shimmerlik
212.247.5200

Benton Oil and Gas Company
David H. Pratt
Senior Vice President and Chief Financial Officer
805.566.5600

This press release may contain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this release may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from the Company's expectations due to changes in operating performance, project schedules, oil and gas demands and prices, and other technical and economic factors.
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